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                                                                     EXHIBIT 4.1


                              FIRST AMENDMENT TO
             THE NON-EXECUTIVE EMPLOYEE EQUITY PARTICIPATION PLAN
                       OF ASSISTED LIVING CONCEPTS, INC.

     This First Amendment to The Non-Executive Employee Equity Participation Plan of Assisted Living Concepts, Inc.. is adopted as of May 3, 2000 by the Board of Directors of Assisted Living Concepts, Inc., a Nevada corporation (the "Company").

                                   RECITALS

     WHEREAS, the Company maintains The Non-Executive Employee Equity Participation Plan of the Company, effective as of January 1, 1998, (hereinafter the "Plan"); and

     WHEREAS, pursuant to Section 11.2 of the Plan, the Plan may be amended from time to time;

     NOW THEREFORE, BE IT RESOLVED, that the Plan be amended as follows, effective May 3, 2000:

     1.   Section 2.1 shall be amended and restated in its entirety as follows:

          "2.1  Shares Subject to Plan. The shares of stock subject to Awards
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shall be Common Stock, initially shares of the Company's Common Stock, par value
$.01 per share. The aggregate number of such shares which may be issued upon exercise of such Options or rights or upon any such awards under the Plan shall not exceed one million (1,000,000) shares. The shares of Common Stock issuable upon exercise of such Options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares."

     2. This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

     3. Except as set forth herein, the Plan shall remain in full force and effect.


     I hereby certify that the foregoing First Amendment to the Plan was duly adopted by the Board of Directors of Assisted Living Concepts, Inc. on May 3, 2000.


                                        By /s/ Sandra Campbell
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                                        Name:  Sandra Campbell
                                        Title: Secretary